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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

         Date of report (Date of earliest event reported): July 4, 2008

             CORPORATE PROPERTY ASSOCIATES 17 - GLOBAL INCORPORATED
               (Exact Name of Registrant as Specified in Charter)

                                    MARYLAND
                 (State or Other Jurisdiction of Incorporation)

       000-52891                                           20-8429087
(Commission File Number)                       (IRS Employer Identification No.)

   50 ROCKEFELLER PLAZA, NEW YORK, NY                                    10020
(Address of Principal Executive Offices)                              (Zip Code)

       Registrant's telephone number, including area code: (212) 492-1100

          (Former Name or Former Address, if Changed Since Last Report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

ACTEBIS PEACOCK GMBH PROPERTY ACQUISITION

On July 4, 2008, a venture in which Corporate Property Associates 17 - Global Incorporated (the "Company") owns a 70% interest and an affiliate owns the remaining 30% completed the acquisition of two office and warehouse/distribution facilities in Soest and Bad Wunnenberg, Germany totaling approximately 648,310 square feet from Arques Industries and entered into a net lease agreement with Actebis Peacock GmbH ("Actebis"), a portfolio company of Arques Industries. Through the venture, the Company and its affiliate also entered into an agreement with Actebis to construct an expansion at one of the facilities.

All U.S. dollar amounts below are based on the exchange rate of the Euro on the date of closing, or $1.5828.

The total cost of acquiring the existing facilities was approximately E36.8 million, or $58.3 million, of which the Company's share is approximately E25.8 million, or $40.8 million. Additionally, the maximum construction cost to the venture under the agreement is approximately E7 million, or $11.1 million, of which the Company's share will be a maximum of up to approximately E4.9 million, or $7.8 million.

The facilities are leased to Actebis under a net lease. The lease has an initial term of 16 years and provides for three five-year renewal options. The initial aggregate annual rent under the lease is approximately E3 million, or $4.7 million, of which the Company's share is approximately E2.1 million, or $3.3 million. Additionally, the lease provides for annual rent increases based on the German Consumer Price Index.

In connection with the acquisition of the Actebis properties, the venture obtained non-recourse mortgage financing of approximately E22.8 million, or $36.1 million, of which the Company's share is approximately E16 million, or $25.3 million, with a fixed annual interest rate of 6.54% and a term of seven years. The financing agreement provides for additional non-recourse financing of up to E4.9 million, or $7.8 million, of which the Company's share is E3.4 million, or $5.4 million, for the purpose of constructing the expansion. The additional financing will bear a fixed rate of interest at a rate that will be based on the Euroswap rate at the date of financing and will mature in July 2015.

LAUREATE EDUCATION, INC. PROPERTY ACQUISITION

On July 10, 2008, the Company acquired an office facility in Chicago, Illinois totaling approximately 178,490 square feet from, and entered into a net lease agreement with, Laureate Education, Inc. ("Laureate").

The total cost of acquiring the facility was approximately $29.4 million. The facility is leased to Laureate under a net lease. The lease has an initial term of 20 years and provides for four five-year renewal options. The initial aggregate annual rent under the lease is approximately $2.4 million. Additionally, the lease provides for annual rent increases based on the Consumer Price Index that are subject to certain limitations.

In connection with the acquisition of the Laureate property, the Company obtained non-recourse mortgage financing of $17 million with a fixed annual interest rate of 6.95% and a term of 20 years.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        Corporate Property Associates 17 -
                                        Global Incorporated


Date: July 14, 2008                     By: /s/ Mark J. DeCesaris
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                                            Mark J. DeCesaris
                                            Managing Director and
                                            acting Chief Financial Officer